Exhibit 4.2
NUMBER
OS

SHARES
SEE REVERSE FOR
CERTAIN DEFINITIONS
CUSIP G1082J 100

BGS ACQUISITION CORP.
A BRITISH VIRGIN ISLANDS BUSINESS COMPANY
ORDINARY SHARES

This Certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES OF NO PAR VALUE PER SHARE EACH OF

BGS ACQUISITION CORP.
 (THE “CORPORATION”)

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Corporation will be forced to redeem all of its ordinary shares and liquidate if it is unable to complete an initial business combination by [           ], 2013 as more fully described in the Corporation’s final prospectus dated [                ], 2012.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Corporation.

Witness the seal of the Corporation and the facsimile signatures of its duly authorized officers.

[Corporate Seal]
President	British Virgin Islands	Secretary

BGS ACQUISITION CORP.

The Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Memorandum and Articles of Association and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT —		Custodian
TEN ENT	—	as tenants by the entireties		(Cust)		(Minor)
JT TEN	—	as joint tenants with right		under Uniform Gifts to Minors
of survivorship and not as tenants in common

Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ________________________ hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitutes and appoints

Attorney to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed:
By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

In each case, as more fully described in the Corporation’s final prospectus dated [                ], 2012, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of funds from the trust account only in the event that the Corporation redeems the ordinary shares sold in its initial public offering because it does not acquire, engage in a share exchange, share reconstruction and amalgamation, contractual control arrangement with, purchase all or substantially all of the assets of, or engage in any other similar business combination with one or more businesses or assets (a “Business Combination”) by [           ], 2013 or if the holder(s) seek(s) to redeem for cash his, her or its respective ordinary shares in connection with a tender offer (or proxy solicitation, solely in the event the Corporation seeks shareholder approval of the proposed initial Business Combination) setting forth the details of a proposed initial Business Combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.